UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

OMEGA FLEX, INC.

(Exact name of registrant as specified in charter)

Pennsylvania	000-51372	23-1948942
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

451 Creamery Way

Exton, Pennsylvania  19341

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 610-524-7272

_______________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On June 6, 2012, the Company held its Annual Meeting of Stockholders at which three proposals were voted upon: (i) the election of directors, (ii) the executive’s incentive plan, and (iii) the appointment of independent auditors.  The following persons were duly elected to serve, subject to the Company’s by-laws, as directors of the Company for a three year term expiring at the 2015 annual shareholders’ meeting, or until election and qualification of their successors:

Director	Votes in Favor	Votes Withheld	Broker Non-Votes
David K Evans	6,448,542	514,348	1,187,771
David W Hunter	6,448,338	514,552	1,187,771
Stewart B Reed	6,288,841	674,049	1,187,771

The proposal to approve the Omega Flex, Inc. Executive Incentive Plan was approved by the shareholders: 6,895,423 votes for approval, 50,352 votes against approval, and 17,115 votes abstaining.

The proposal to ratify the appointment by the Audit Committee of the Board of Directors of McGladry & Pullen to audit the Company’s financial statements for the year ending December 31, 2012 was ratified by the shareholders: 7,387,148 votes for ratification, 753,440 votes against ratification, and 10,073 votes abstaining.

ITEM 9.01.  FINANCIAL STATEMENT AND EXHIBITS

(a)   none

(b)   none

(c)   none

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OMEGA FLEX, INC.

(Registrant)

Date: June 8, 2012	By: /s/ Kevin R. Hoben

Kevin R. Hoben
President and Chief Executive Officer